Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-264807) Form S-8 (File No. 333-258658) and Form S-8 (File No. 333-273948) of our report dated January 31, 2024, relating to the consolidated financial statements of EpicQuest Education Group International Limited appearing in the Annual Report on Form 20-F for the year ended September 30, 2023. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

January 31, 2024